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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF NS GROUP, INC.
                             (ALL ARE WHOLLY-OWNED)

                     NAME                           STATE OF INCORPORATION
- -----------------------------------------------    -------------------------
Erlanger Tubular Corporation...................    Oklahoma
Imperial Adhesives, Inc. ......................    Ohio
Koppel Steel Corporation.......................    Pennsylvania
Newport Steel Corporation......................    Kentucky
Northern Kentucky Management, Inc. ............    Kentucky
Northern Kentucky Air, Inc. ...................    Kentucky
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